Exhibit 10.10

Ventas Realty, Limited Partnership	10350 Ormsby Park Place Suite 300 Louisville, KY 40223 T 502.357-9000 F 502.357-9029

May 23, 2012

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

680 South Fourth Street

Louisville, KY 40202-2612

Re:	Second Amended and Restated Master Lease Agreement Nos. 1, 2, 3 and 4, each dated April 27, 2007 and each by and among Ventas Realty, Limited Partnership, as lessor, and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., as tenant (as heretofore amended or modified, individually a “Master Lease” and collectively, the “Master Leases”)

Dear Ladies and Gentlemen:

Reference is made to the Master Leases. Capitalized terms that are used herein and not otherwise defined shall have the same meanings herein as in the Master Leases.

Pursuant to this letter, Lessor and Tenant hereby agree as follows:

1.	Attached hereto as Exhibit A is a list of fifty-four (54) skilled nursing facilities (each, a “Terminating Leased Property”), as to which the Master Lease applicable thereto is terminating as to such Terminating Leased Property as of April 30, 2013 (or such earlier date as specified below). Notwithstanding anything to the contrary in the Master Leases, Lessor and Tenant hereby amend each of the Master Leases as follows:

(a)	To facilitate the transfers and transitions described below in this Section 1, Lessor and Tenant hereby agree to amend the Master Leases as follows, effective as of the date of this letter:

i.	In the case of Second Amended and Restated Master Lease Agreement No. 1:

(x) The definition of "Base Rent" contained in such Master Lease is hereby amended and restated in its entirety to read as follows:

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

“"Base Rent": (a) For any period prior to May 23, 2012, rent at the annual rate applicable for such period under this Lease prior to its amendment by that certain letter agreement dated May 23, 2012 between Lessor and Tenant, (b) for the period from May 23, 2012 to April 30, 2013, rent at an annual rate equal to One Hundred Nine Million Five Hundred Eighty-Seven Thousand Forty-Two and 56/100 Dollars ($109,587,042.56) per annum, and (c) for a particular Rent Calculation Year thereafter, an annual rental amount equal to the sum of (i) the Prior Period Base Rent, plus (ii) if the Patient Revenues for the calendar year preceding the commencement of such Rent Calculation Year equaled or exceeded seventy-five percent (75%) of the Adjusted Base Patient Revenues, two and seven-tenths percent (2.7%) of the Prior Period Base Rent. Notwithstanding the foregoing, nothing contained in this definition shall limit the applicability of Section 19.2 and Section 19.3 hereof.”

(y)	Exhibit C to such Master Lease is hereby amended and restated in its entirety to read as set forth in Exhibit A-1 attached to and made a part of this letter.

ii.	In the case of Second Amended and Restated Master Lease Agreement No. 2:

(x)	The definition of "Base Rent" contained in such Master Lease is hereby amended and restated in its entirety to read as follows:

“"Base Rent": (a) For any period prior to May 23, 2012, rent at the annual rate applicable for such period under this Lease prior to its amendment by that certain letter agreement dated May 23, 2012 between Lessor and Tenant, (b) for the period from May 23, 2012 to April 30, 2013, rent at an annual rate equal to Sixty-Four Million Nine Hundred Seventy-One Thousand One Hundred Thirty-Eight and 90/100 Dollars ($64,971,138.90) per annum, and (c) for a particular Rent Calculation Year thereafter, an annual rental amount equal to the sum of (i) the Prior Period Base Rent, plus (ii) if the Patient Revenues for the calendar year preceding the commencement of such Rent Calculation Year equaled or exceeded seventy-five percent (75%) of the Adjusted Base Patient Revenues, the product of (x) the Prior Period Base Rent times (y)(1) two and twenty-five hundredths percent (2.25%), if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is less than 2.25%, (2) four percent (4%), if the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year is greater than 4%, or (3) the CPI Increase, expressed as a percentage, applicable to such Rent Calculation Year, in all other cases. Notwithstanding the foregoing, nothing contained in this definition shall limit the applicability of Section 19.2 and Section 19.3 hereof.”

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

(y)	Exhibit C to such Master Lease is hereby amended and restated in its entirety to read as set forth in Exhibit A-2 attached to and made a part of this letter.

iii.	In the case of Second Amended and Restated Master Lease Agreement No. 3:

(x)	The definition of "Base Rent" contained in such Master Lease is hereby amended and restated in its entirety to read as follows:

“"Base Rent": For any period prior to May 23, 2012, rent at the annual rate applicable for such period under this Lease prior to its amendment by that certain letter agreement dated May 23, 2012 between Lessor and Tenant, (b) for the period from May 23, 2012 to April 30, 2013, rent at an annual rate equal to Forty Million Three Hundred Thirty-Two Thousand Two Hundred Sixty-Nine and 81/100 Dollars ($40,332,269.81) per annum, and (c) for a particular Rent Calculation Year thereafter, an annual rental amount equal to the sum of (i) the Prior Period Base Rent, plus (ii) if the Patient Revenues for the calendar year preceding the commencement of such Rent Calculation Year equaled or exceeded seventy-five percent (75%) of the Adjusted Base Patient Revenues, two and seven-tenths percent (2.7%) of the Prior Period Base Rent. Notwithstanding the foregoing, nothing contained in this definition shall limit the applicability of Section 19.2 and Section 19.3 hereof.”

(y)	Exhibit C to such Master Lease is hereby amended and restated in its entirety to read as set forth in Exhibit A-3 attached to and made a part of this letter.

iv.	In the case of Second Amended and Restated Master Lease Agreement No. 4:

(x)	The definition of "Base Rent" contained in such Master Lease is hereby amended and restated in its entirety to read as follows:

“"Base Rent": (a) For any period prior to May 23, 2012, rent at the annual rate applicable for such period under this Lease prior to its amendment by that certain letter agreement dated May 23, 2012 between Lessor and Tenant, (b) for the period from May 23, 2012 to April 30, 2013, rent at an annual rate equal to Forty-Seven Million Sixteen Thousand Two Hundred Twenty-Four and 69/100 Dollars ($47,016,224.69) per annum, and (c) for a particular Rent

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

Calculation Year thereafter, an annual rental amount equal to the sum of (i) the Prior Period Base Rent, plus (ii) if the Patient Revenues for the calendar year preceding the commencement of such Rent Calculation Year equaled or exceeded seventy-five percent (75%) of the Adjusted Base Patient Revenues, two and seven-tenths percent (2.7%) of the Prior Period Base Rent. Notwithstanding the foregoing, nothing contained in this definition shall limit the applicability of Section 19.2 and Section 19.3 hereof”

(y)	Exhibit C to such Master Lease is hereby amended and restated in its entirety to read as set forth in Exhibit A-4 attached to and made a part of this letter.

(b) At Lessor’s request, from time to time from and after the date of this letter, Lessor may notify Tenant of its election to require that a Terminating Leased Property or Terminating Leased Properties identified by Lessor in its notice (each, a “Transfer Notice”) be transferred and transitioned as provided in this letter;

(c) Each Transfer Notice shall specify the date (subject to extension as described below, the applicable “Transfer Date”) on which such transfer and transition is to occur with respect to the identified Terminating Leased Property(ies), which Transfer Date shall be not less than forty-five (45) days after Tenant’s receipt of the applicable Transfer Notice (provided, however, that (i) if the Transfer Date specified by Lessor in its Transfer Notice is less than ninety (90) days after Tenant’s receipt of such Transfer Notice, then, if Tenant shall reasonably and in good faith determine (which determination shall be made as soon as practicable) that an extension of the specified Transfer Date is required due to the requirements of the Worker Adjustment and Retraining Notification Act, then, as soon as practicable, but in any event within fifteen (15) days of such determination by Tenant, Tenant shall so notify Lessor in writing, and the Transfer Date that was specified in Lessor’s Transfer Notice shall be extended to such later date set forth in such notice by Tenant by which the requirements of the Worker Adjustment and Retraining Notification Act shall be satisfied (which date shall not, in any event, be later than the ninetieth (90th) day after Tenant’s receipt of such Transfer Notice) and (ii) Lessor shall have the right, at its option by written notice to Tenant from time to time, to extend the Transfer Date (but not beyond April 30, 2013));

(d) The expiration date of the Term for the Terminating Leased Property(ies) identified in Lessor’s applicable Transfer Notice shall be the Transfer Date with respect thereto, as established pursuant to subsection (c) above;

(e) Each of Lessor and Tenant shall comply with the provisions of Section 40.3 of the Master Leases, and any other applicable provisions of the Master Leases relating to transfer of operations, in connection with any such early transition and transfer of any Terminating Leased Property(ies) identified from time to time by Lessor (and, in

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

addition, as of the applicable Transfer Date with respect to each Terminating Leased Property, Tenant and the applicable replacement operator identified by Lessor shall enter into an Operations Transfer Agreement that is usual and customary for facilities comparable to the Terminating Leased Property(ies) and otherwise in a form mutually and reasonably agreed upon by Tenant and such replacement operator); and

(f) Unless Lessor otherwise notifies Tenant in writing that Tenant may commence a “Facility Termination” (as defined in the Master Leases) with respect to a Terminating Leased Property, Tenant shall continue to operate such Terminating Leased Property, and Lessor shall have obligations relating to reimbursement of operating deficits (or, if Tenant elects to forego its rights to reimbursement of operating deficits, Lessor shall be obligated to allow Tenant to pay reduced Base Rent with respect to such Terminating Leased Property as provided in Section 40.3 (and the parties hereby agree that Tenant may make such an election with respect to a Terminating Leased Property by written notice to Lessor delivered at any time within fifteen (15) days following the termination of the applicable Master Lease with respect to such Terminating Leased Property)), as if Lessor had procured a “Qualified Successor” and issued a timely “Section 40.3 Notice” (as defined in the Master Leases) with respect thereto (it being agreed that, if Lessor has issued a Transfer Notice with respect to a particular Terminating Leased Property but, as of the Transfer Date applicable thereto, Lessor is not prepared to complete a transfer and transition of such Terminating Leased Property to a replacement operator, from and after such Transfer Date Lessor and Tenant shall continue to have the post-expiration and other obligations referenced in Section 40.3 of the applicable Master Lease, as amended by this subsection (f), relating to such Terminating Leased Property).

2.

An affiliate of Tenant, Kindred Hospitals West, LLC (“Scottsdale Tenant”), and an affiliate of Lessor, Nationwide Health Properties, LLC (as the successor by merger to Nationwide Health Properties, Inc.) (“Scottsdale Landlord”), are parties to that certain Lease dated as of November 15, 2001 (the “Scottsdale Lease”), pursuant to which Scottsdale Tenant leases a hospital facility in Scottsdale, Arizona (the “Scottsdale Facility”). Notwithstanding anything to the contrary in the Master Leases or in the Scottsdale Lease, Tenant hereby agrees that, if Scottsdale Tenant elects to terminate the Scottsdale Lease pursuant to, and in accordance with the terms of, Section 2.3.2 and any other applicable provisions of the Scottsdale Lease, then, in addition to causing Scottsdale Tenant to comply with such Section 2.3.2, and such other applicable provisions, of the Scottsdale Lease, Tenant shall cause Scottsdale Tenant to shut down and close, remove and relocate all patients/residents, terminate all subleases, vendor and service contracts and other agreements that Scottsdale Tenant may have entered into with respect to the Scottsdale Facility and fully vacate the Scottsdale Facility, within 90 days of Scottsdale Tenant’s issuance of its notice of such election, in compliance with all laws and regulatory requirements relating thereto. In connection with such termination, Tenant shall cause Scottsdale Tenant and Lessor shall cause Scottsdale Landlord to execute and deliver a termination agreement in the form of Exhibit B hereto, which agreement shall be dated as of the

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

effective date of the termination of the Scottsdale Lease (the “Termination of Lease Agreement”; such effective date, the “Termination Date”), and Tenant shall cause Operator to execute and deliver the Guarantor Consent that is part of such agreement. Prior to the Termination Date, Tenant shall cooperate, and shall cause Scottsdale Tenant to cooperate, and Lessor shall cooperate, and shall cause Scottsdale Landlord to cooperate, in determining the “Security Deposit Amount”, the “Interest”, “Tax Escrow Amount”, the amount of the tax escrow held by Scottsdale Landlord as of the Termination Date and the amount of the “Termination Payment” (as each such term is defined in the Termination of Lease Agreement), and such parties shall insert such amounts into the Termination of Lease Agreement prior to execution thereof.

3.	Contemporaneously herewith, Lessor and Tenant are entering into a certain Master Lease Agreement No. 5 bearing even date herewith, relating to ten (10) hospitals which are currently Leased Properties under the Master Leases and which will, as of May 1, 2013, result in the demising of such Leased Properties under such Master Lease Agreement No. 5, rather than the Master Leases. Lessor and Tenant agree that, when such change of lease takes effect, each such Leased Property shall be excluded from the Leased Properties under the applicable Master Lease in accordance with the provisions of Section 40.16 of such applicable Master Lease.

4.	Section 7.2.7(m) of each of the Master Leases is hereby amended and restated in its entirety to read as follows effective as of May 23, 2012:

(a)	In the case of Second Amended and Restated Master Lease Agreement No. 1:

“(m) Notwithstanding anything to the contrary contained in this Section 7.2 or elsewhere in this Lease, Tenant agrees that, from and after the Effective Date, the aggregate number of beds licensed for the delivery of hospital care that (i) are sold or delicensed pursuant to Section 7.2.7 of any ML Lease or (ii) are otherwise sold or delicensed in any manner or for any reason, in the case of either of subsection (i) or (ii) at any time while the Hospital Facility(ies) to which such licensed beds relate are or were leased pursuant to any ML Lease (even if any such Hospital Facility ceases to be leased pursuant to any ML Lease), must at all times be equal to or less than seventy-one (71) such beds.”

(b)	In the case of Second Amended and Restated Master Lease Agreement No. 2:

“(m) Notwithstanding anything to the contrary contained in this Section 7.2 or elsewhere in this Lease, Tenant agrees that, from and after the Effective Date, the aggregate number of beds licensed for the delivery of hospital care that (i) are sold or delicensed pursuant to Section 7.2.7 of any ML Lease or (ii) are otherwise sold or delicensed in any manner or for any reason, in the case of either of subsection (i) or (ii) at any time while the Hospital Facility(ies) to which such licensed beds relate are or were leased pursuant to any ML Lease (even if any such Hospital Facility ceases to be leased pursuant to any ML Lease), must at all times be equal to or less than sixty-seven (67) such beds.”

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

(c)	In the case of Second Amended and Restated Master Lease Agreement No. 3:

“(m) Notwithstanding anything to the contrary contained in this Section 7.2 or elsewhere in this Lease, Tenant agrees that, from and after the Effective Date, the aggregate number of beds licensed for the delivery of hospital care that (i) are sold or delicensed pursuant to Section 7.2.7 of any ML Lease or (ii) are otherwise sold or delicensed in any manner or for any reason, in the case of either of subsection (i) or (ii) at any time while the Hospital Facility(ies) to which such licensed beds relate are or were leased pursuant to any ML Lease (even if any such Hospital Facility ceases to be leased pursuant to any ML Lease), must at all times be equal to or less than thirty-four (34) such beds.”

(d)	In the case of Second Amended and Restated Master Lease Agreement No. 4:

“(m) Notwithstanding anything to the contrary contained in this Section 7.2 or elsewhere in this Lease, Tenant agrees that, from and after the Effective Date, the aggregate number of beds licensed for the delivery of hospital care that (i) are sold or delicensed pursuant to Section 7.2.7 of any ML Lease or (ii) are otherwise sold or delicensed in any manner or for any reason, in the case of either of subsection (i) or (ii) at any time while the Hospital Facility(ies) to which such licensed beds relate are or were leased pursuant to any ML Lease (even if any such Hospital Facility ceases to be leased pursuant to any ML Lease), must at all times be equal to or less than sixty-one (61) such beds.”

5.	In the case of each Master Lease, the term “Leases” shall mean and refer to the leases listed in Exhibit E to such Master Lease and Master Lease Agreement No. 5 referenced above in this letter.

6.	In the case of each Master Lease, the notice address for Lessor is amended to read as follows:

“Ventas Realty, Limited Partnership

c/o Ventas, Inc.

353 N. Clark Street, Suite 300

Chicago, Illinois 60654

Attention: Legal Department

with a copy to:

Ventas Realty, Limited Partnership

c/o Ventas, Inc.

353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Attention: Asset Management”

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

7.	In order to induce Lessor to enter into this letter and Master Lease Agreement No. 5 referenced above, Tenant hereby represents and warrants to Lessor that Tenant’s entry into this letter and the aforesaid Master Lease Agreement No. 5 does not require that any consent or approval first be obtained from any lender or other third party. In order to induce Tenant to enter into this letter and Master Lease Agreement No. 5 referenced above, Lessor hereby represents and warrants to Tenant that Lessor’s entry into this letter and the aforesaid Master Lease Agreement No. 5 does not require that any consent or approval first be obtained from any lender or other third party.

8.	Lessor hereby represents and warrants that, as of the date hereof, Scottsdale Landlord is not aware of any default by Scottsdale Tenant under the Scottsdale Lease or any event that, but for the passage of time or the giving of notice, would result in a default by Scottsdale Tenant under the Scottsdale Lease.

*****

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

If you are in agreement with the foregoing matters, please execute and return to the undersigned the enclosed copy of this letter.

Very truly yours, VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation, its general partner

	By:	/s/ T. Richard Riney
T. Richard Riney, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

AGREED AND ACCEPTED:

KINDRED HEALTHCARE, INC.,

a Delaware corporation

By:	/s/ Gregory C. Miller
Name: Gregory C. Miller Its: Chief Development Officer

KINDRED HEALTHCARE OPERATING, INC.,

a Delaware corporation

By:	/s/ Gregory C. Miller
Name: Gregory C. Miller Its: Chief Development Officer

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

May 23, 2012

JOINDER

For the avoidance of doubt and although it is not required to do so, the undersigned, as the joint and several Lessor with Ventas Realty, Limited Partnership under certain of the Master Leases (with respect to Facilities 4614 and 4619), hereby joins in this letter for the purpose of evidencing its consent thereto, joinder therein and agreement to be bound thereby.

VENTAS, INC., a Delaware corporation

By:	/s/ T. Richard Riney
T. Richard Riney, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT A

112	Royal Oaks Health Care and Rehab
132	Madison Healthcare and Rehab
155	Savannah Rehab and Nursing
158	Bellingham Health Care and Rehab Services
216	Boise Health and Rehab
230	Crosslands Rehab and Healthcare
278	Oakview Nursing and Rehab
280	Fountain Circle Health and Rehab
327	Laurel Ridge Rehab and Nursing
406	Muncie Health and Rehab
407	Parkwood Health Care
453	Medford Rehab and Healthcare
462	Queen Anne Healthcare
483	Sage View Care
506	Presentation Nursing and Rehab
507	Country Rehab and Nursing
514	Sachem Skilled Nursing and Rehab
526	The Eliot Healthcare
529	Bolton Manor Nursing and Rehab
539	Newton and Wellesley Alzheimer
544	Augusta Rehab
545	Eastside Rehab and Living
546	Winship Green Nursing
547	Brewer Rehab and Living
549	Kennebunk Nursing and Rehab
550	Norway Rehab and Living
555	Brentwood Rehab and Nursing
562	Andrew House Healthcare
569	Chillicothe Nursing and Rehab
577	Minerva Park Nursing and Rehab
582	Colony House Nursing and Rehab
591	Dover Rehab and Living
635	Coshocton Health and Rehab
640	Las Vegas Healthcare and Rehab
641	Torrey Pines Care
645	Specialty Care of Marietta
655	Federal Heights Rehab and Nursing
704	Guardian Care of Roanoke Rapids
711	Kinston Rehab and Healthcare
724	Rehab and Health of Gastonia
738	Bay View Nursing and Rehab
767	Colony Oaks Care
770	Vallhaven Care
771	Kennedy Park Medical and Rehab
784	Northfield Centre for Health and Rehab
806	Chapel Hill Rehab and Healthcare
822	Primacy Healthcare and Rehab
824	Specialty Healthcare and Rehab of Mobile
826	Harbour Pointe Medical and Rehab
851	Villa Campana Health Care
853	Kachina Point Health Care and Rehab
859	Malley Healthcare and Rehab
873	Brighton Care
1224	Chestnut Terrace Nursing and Rehab

EXHIBIT A-1

Exhibit C for Second Amended and Restated Master Lease Agreement No. 1

ID	Name	Annual Base Rent Commencing May 23, 2012	Percentage of Master Lease Commencing May 23, 2012
112	Royal Oaks Health Care and Rehabilitation Center	2,744,033.94	2.5040%
113	Southwood Health & Rehabilitation Center	1,187,760.60	1.0839%
114	Arden Rehabilitation and Healthcare Center	1,036,871.76	0.9462%
127	Northwest Continuum Care Center	532,092.96	0.4855%
132	Madison Healthcare and Rehabilitation Center	503,006.22	0.4590%
137	Sunnybrook Healthcare and Rehabilitation Specialists	991,690.20	0.9049%
140	Wasatch Care Center	543,530.64	0.4960%
150	The Tunnell Center for Rehabilitation & Heathcare	3,209,172.00	2.9284%
165	Rainier Vista Care Center	1,801,094.04	1.6435%
167	Canyonwood Nursing and Rehab Center	1,321,101.00	1.2055%
180	Vancouver Health & Rehabilitation Center	746,292.60	0.6810%
188	Cypress Pointe Rehabilitation and Health Care Centre	1,075,052.04	0.9810%
191	Silas Creek Manor	637,415.28	0.5817%
198	Harrington House Nursing and Rehabilitation Center	1,633,093.56	1.4902%
218	Canyon West Health and Rehabilitation Center	785,639.28	0.7169%
221	Lewiston Rehabilitation & Care Center	685,534.92	0.6256%
247	St. George Care and Rehabilitation Center	1,242,238.44	1.1336%
280	Fountain Circle Health and Rehabilitation	358,004.43	0.3267%
327	Laurel Ridge Rehabilitation and Nursing Center	476,005.89	0.4344%
335	Lawton Healthcare Center	1,561,528.08	1.4249%
406	Muncie Health & Rehabilitation Center	1,871,023.14	1.7073%
409	Mountain Valley Care & Rehabilitation Center	435,496.80	0.3974%
416	Park Place Health Care Center	1,419,088.56	1.2949%
433	Parkview Acres Care and Rehabilitation Center	664,399.56	0.6063%
441	Mountain Towers Healthcare and Rehabilitation Center	844,473.84	0.7706%
452	Sunnyside Care Center	554,374.68	0.5059%
462	Queen Anne Healthcare	1,705,021.09	1.5559%
482	Wind River Healthcare and Rehabilitation Center	835,537.80	0.7624%
483	Sage View Care Center	796,009.85	0.7264%
501	Blue Hills Alzheimer’s Care Center	1,380,531.60	1.2598%
507	Country Rehabilitation and Nursing Center	1,313,016.24	1.1981%
516	Hammersmith House Nursing Care Center	864,190.56	0.7886%
518	Timberlyn Heights Nursing and Rehabilitation Center	716,085.00	0.6534%
529	Bolton Manor Nursing and Rehabilitation Center	1,769,021.88	1.6143%
537	Quincy Rehabilitation and Nursing Center	824,101.08	0.7520%
550	Norway Rehabilitation & Living Center	356,004.40	0.3249%
555	Brentwood Rehabilitation and Nursing Center	281,003.48	0.2564%
560	Franklin Woods Nursing and Rehabilitation Center	524,610.60	0.4787%
562	Andrew House Healthcare	299,003.70	0.2728%
567	The Crossings East Campus	722,356.44	0.6592%
572	Winchester Place Nursing and Rehabilitation Center	974,448.00	0.8892%
573	Eagle Pond Rehabilitation and Living Center	1,676,246.40	1.5296%
577	Minerva Park Nursing and Rehabilitation Center	855,010.58	0.7802%
581	Blueberry Hill Skilled Nursing & Rehabilitation Center	1,491,028.20	1.3606%
582	Colony House Nursing and Rehabilitation Center	1,490,018.43	1.3597%

ID	Name	Annual Base Rent Commencing May 23, 2012	Percentage of Master Lease Commencing May 23, 2012
588	Walden Rehabilitation and Nursing Center	1,255,450.32	1.1456%
591	Dover Rehabilitation and Living Center	1,020,012.62	0.9308%
593	Hanover Terrace Healthcare	1,257,231.48	1.1472%
635	Coshocton Health & Rehabilitation Center	737,009.12	0.6725%
640	Las Vegas Healthcare and Rehabilitation Center	1,406,017.39	1.2830%
655	Federal Heights Rehabilitation and Nursing Center	669,008.27	0.6105%
660	Savannah Specialty Care Center	669,988.20	0.6114%
704	Guardian Care of Roanoke Rapids	2,054,025.41	1.8743%
707	Rehabilitation and Nursing Center of Monroe	1,024,038.96	0.9345%
724	Rehabilitation and Health Center of Gastonia	1,497,018.52	1.3661%
738	Bay View Nursing and Rehabilitation Center	1,872,023.15	1.7083%
745	Aurora Care Center	666,964.56	0.6086%
767	Colony Oaks Care Center	184,002.28	0.1679%
769	North Ridge Medical and Rehabilitation Center	961,245.60	0.8772%
775	Sheridan Medical Complex	492,720.60	0.4496%
776	Woodstock Health and Rehabilitation Center	765,636.12	0.6987%
784	Northfield Centre for Health and Rehabilitation	988,012.22	0.9016%
806	Chapel Hill Rehabilitation and Healthcare Center	599,007.41	0.5466%
825	Nansemond Pointe Rehabilitation and Healthcare Center	1,823,764.08	1.6642%
829	River Pointe Rehabilitation and Healthcare Center	805,807.80	0.7353%
868	Lebanon Country Manor	587,854.56	0.5364%
884	Masters Health Care Center	1,193,823.12	1.0894%
4602	Kindred Hospital - South Florida - Coral Gables	2,063,198.88	1.8827%
4618	Kindred Hospital - Oklahoma City	1,182,121.44	1.0787%
4619	Kindred Hospital - Pittsburgh	1,483,785.12	1.3540%
4628	Kindred Hospital - Chattanooga	1,328,386.20	1.2122%
4633	Kindred Hospital - Louisville	4,264,385.64	3.8913%
4637	Kindred Hospital - Chicago (North Campus)	4,299,151.44	3.9230%
4638	Kindred Hospital - Indianapolis	1,853,981.16	1.6918%
4652	Kindred Hospital - North Florida	4,373,265.36	3.9907%
4656	Kindred Hospital - Arizona - Phoenix	1,709,292.24	1.5598%
4680	Kindred Hospital - St. Louis	1,901,976.48	1.7356%
4690	Kindred Hospital - Chicago (Northlake Campus)	2,752,408.56	2.5116%
4822	Kindred Hospital - San Francisco Bay Area	3,296,502.36	3.0081%
4842	Kindred Hospital - Westminster	7,410,733.56	6.7624%
4848	Kindred Hospital - San Diego	1,403,932.56	1.2811%

		109,587,042.56	100.0000%

EXHIBIT A-2

Exhibit C for Second Amended and Restated Master Lease Agreement No. 2

ID	Name	Annual Base Rent Commencing May 23, 2012	Percentage of Master Lease Commencing May 23, 2012
111	Rolling Hills Health Care Center	387,289.92	0.5961%
168	Lakewood Healthcare Center	1,138,605.12	1.7525%
216	Boise Health and Rehabilitation Center	745,009.21	1.1467%
222	Nampa Care Center	472,181.40	0.7268%
223	Weiser Rehabilitation & Care Center	748,874.16	1.1526%
278	Oakview Nursing and Rehabilitation Center	628,007.77	0.9666%
282	Maple Manor Health Care Center	776,544.12	1.1952%
289	San Luis Medical and Rehabilitation Center	1,190,707.92	1.8327%
294	Windsor Estates Health & Rehab Center	611,784.00	0.9416%
407	Parkwood Health Care Center	1,228,015.19	1.8901%
508	Crawford Skilled Nursing and Rehabilitation Center	956,859.60	1.4727%
513	Hallmark Nursing and Rehabilitation Center	1,320,451.44	2.0324%
532	Hillcrest Nursing and Rehabilitation Center	1,240,907.16	1.9099%
534	Country Gardens Skilled Nursing & Rehabilitation Center	916,898.88	1.4112%
545	Eastside Rehabilitation and Living Center	341,004.22	0.5249%
549	Kennebunk Nursing and Rehabilitation Center	156,001.93	0.2401%
584	Franklin Skilled Nursing and Rehabilitation Center	787,200.96	1.2116%
592	Greenbriar Terrace Healthcare	2,681,790.00	4.1277%
634	Cambridge Health & Rehabilitation Center	1,599,621.48	2.4620%
641	Torrey Pines Care Center	2,606,032.23	4.0111%
706	Guardian Care of Henderson	744,006.12	1.1451%
711	Kinston Rehabilitation and Healthcare Center	1,712,021.18	2.6350%
726	Guardian Care of Elizabeth City	1,127,511.60	1.7354%
743	Desert Life Rehabilitation and Care Center	1,363,664.88	2.0989%
744	Cherry Hills Health Care Center	543,446.88	0.8364%
766	Colonial Manor Medical and Rehabilitation Center	1,856,356.08	2.8572%
780	Columbus Health and Rehabilitation Center	427,469.76	0.6579%
822	Primacy Healthcare and Rehabilitation Center	357,004.42	0.5495%
826	Harbour Pointe Medical and Rehabilitation Center	1,750,021.65	2.6935%
842	Bay Pointe Medical and Rehabilitation Center	332,590.44	0.5119%
1224	Chestnut Terrace Nursing and Rehabilitation Center	116,001.43	0.1785%
1228	Lafayette Nursing and Rehab Center	2,446,277.40	3.7652%
4611	Kindred Hospital - Bay Area St. Petersburg	3,882,292.56	5.9754%
4612	Kindred Hospital - Kansas City	4,363,869.00	6.7166%
4615	Kindred Hospital - Sycamore	3,860,443.80	5.9418%
4653	Kindred Hospital - Tarrant County (Fort Worth Southwest)	2,688,806.28	4.1385%
4654	Kindred Hospital (Houston Northwest)	3,230,741.04	4.9726%
4668	Kindred Hospital - Fort Worth	2,294,462.52	3.5315%
4674	Kindred Hospital - Central Tampa	4,886,625.60	7.5212%
4807	Kindred Hospital - Ontario	6,453,739.56	9.9332%

		64,971,138.90	100.0000%

EXHIBIT A-3

Exhibit C for Second Amended and Restated Master Lease Agreement No. 3

ID	Name	Annual Base Rent Commencing May 23, 2012	Percentage of Master Lease Commencing May 23, 2012
116	Pettigrew Rehabilitation and Healthcare Center	641,336.40	1.5901%
143	Raleigh Rehabilitation & Healthcare Center	819,154.44	2.0310%
155	Savannah Rehabilitation & Nursing Center	1,236,015.29	3.0646%
230	Crosslands Rehabilitation & Healthcare Center	627,007.76	1.5546%
269	Meadowvale Health and Rehabilitation Center	562,320.48	1.3942%
281	Riverside Manor Healthcare Center	631,140.12	1.5649%
307	Lincoln Nursing Center	1,028,342.76	2.5497%
453	Medford Rehabilitation and Healthcare Center	1,528,018.90	3.7886%
506	Presentation Nursing & Rehabilitation Center	220,002.72	0.5455%
514	Sachem Skilled Nursing & Rehabilitation Center	1,105,013.67	2.7398%
539	Newton and Wellesley Alzheimer Center	2,228,027.56	5.5242%
544	Augusta Rehabilitation Center	702,008.68	1.7406%
547	Brewer Rehabilitation and Living Center	1,773,021.93	4.3960%
554	Westgate Manor	909,426.24	2.2548%
563	The Crossings West Campus	662,253.60	1.6420%
568	Parkway Pavilion Healthcare	1,471,178.76	3.6476%
587	River Terrace Healthcare	911,166.24	2.2591%
645	Specialty Care of Marietta	821,010.15	2.0356%
694	Wedgewood Healthcare Center	718,011.60	1.7802%
713	Guardian Care of Zebulon	660,127.44	1.6367%
770	Vallhaven Care Center	874,010.81	2.1670%
773	Mount Carmel Medical and Rehabilitation Center	1,188,604.20	2.9470%
774	Mt. Carmel Health & Rehabilitation Center	2,425,928.88	6.0149%
782	Danville Centre for Health and Rehabilitation	589,175.76	1.4608%
824	Specialty Healthcare & Rehabilitation Center of Mobile	714,008.83	1.7703%
851	Villa Campana Health Care Center	240,002.97	0.5951%
873	Brighton Care Center	1,260,015.58	3.1241%
1237	Wyomissing Nursing and Rehabilitation Center	876,689.04	2.1737%
4635	Kindred Hospital - San Antonio	1,988,809.44	4.9311%
4644	Kindred Hospital - Brea	2,548,531.80	6.3188%
4647	Kindred Hospital - Las Vegas (Sahara)	1,303,335.36	3.2315%
4660	Kindred Hospital - Mansfield	984,323.88	2.4405%
4662	Kindred Hospital - Greensboro	2,319,195.00	5.7502%
4673	Kindred Hospital - Boston North Shore	981,282.60	2.4330%
4688	Kindred Hospital - Boston	711,645.36	1.7645%
4876	Kindred Hospital - South Florida - Hollywood	2,072,125.56	5.1376%

		40,332,269.81	100.0000%

EXHIBIT A-4

Exhibit C for Second Amended and Restated Master Lease Agreement No. 4

ID	Name	Annual Base Rent Commencing May 23, 2012	Percentage of Master Lease Commencing May 23, 2012
131	Harrison Health and Rehabilitation Centre	766,866.12	1.6311%
146	Rose Manor Healthcare Center	1,072,868.64	2.2819%
148	Village Square Nursing and Rehabilitation Center	1,080,852.00	2.2989%
158	Bellingham Health Care and Rehabilitation Services	797,009.86	1.6952%
209	Valley View Health Care Center	688,707.60	1.4648%
213	Wildwood Health Care Center	2,095,970.16	4.4580%
225	Aspen Park Healthcare	403,970.40	0.8592%
277	Rosewood Health Care Center	794,887.44	1.6907%
290	Bremen Health Care Center	558,426.12	1.1877%
350	Valley Gardens Health Care & Rehabilitation Center	1,237,197.96	2.6314%
481	South Central Wyoming Healthcare and Rehabilitation	497,090.04	1.0573%
503	Brigham Manor Nursing and Rehabilitation Center	974,891.52	2.0735%
517	Oakwood Rehabilitation and Nursing Center	439,309.08	0.9344%
526	The Eliot Healthcare Center	1,240,015.34	2.6374%
542	Den-Mar Rehabilitation and Nursing Center	441,299.04	0.9386%
546	Winship Green Nursing Center	504,006.23	1.0720%
559	Birchwood Terrace Healthcare	1,064,905.08	2.2650%
566	Windsor Rehabilitation and Healthcare Center	1,234,792.56	2.6263%
569	Chillicothe Nursing & Rehabilitation Center	992,012.27	2.1099%
570	Pickerington Nursing & Rehabilitation Center	646,879.20	1.3759%
571	Logan Health Care Center	750,946.20	1.5972%
585	Great Barrington Rehabilitation and Nursing Center	493,503.12	1.0496%
723	Guardian Care of Rocky Mount	1,141,746.96	2.4284%
765	Eastview Medical and Rehabilitation Center	1,209,056.64	2.5716%
771	Kennedy Park Medical & Rehabilitation Center	1,337,016.54	2.8437%
785	Hillcrest Health Care Center	1,956,880.44	4.1621%
787	Woodland Terrace Health Care Facility	886,913.52	1.8864%
791	Whitesburg Gardens Health Care Center	1,830,630.48	3.8936%
853	Kachina Point Health Care and Rehabilitation Center	1,737,021.48	3.6945%
859	Malley Healthcare and Rehabilitation Center	1,666,020.61	3.5435%
864	Harrodsburg Health Care Center	779,302.20	1.6575%
1231	Oak Hill Nursing and Rehabilitation Center	1,388,146.44	2.9525%
4614	Kindred Hospital - Philadelphia	1,076,324.04	2.2893%
4645	Kindred Hospital - South Florida Ft. Lauderdale	2,258,308.20	4.8033%
4658	Kindred Hospital - Tucson	825,634.92	1.7561%
4664	Kindred Hospital - Albuquerque	1,766,326.92	3.7568%
4665	Kindred Hospital - Denver	1,983,604.32	4.2190%
4666	Kindred Hospital - New Orleans	544,771.92	1.1587%
4685	Kindred Hospital - Houston	3,907,977.48	8.3120%
4871	Kindred - Chicago - Lakeshore	1,944,135.60	4.1350%

		47,016,224.69	100.0000%

EXHIBIT B

TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT (this “Agreement”) is dated as of [        ], 2012, by and between NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company (“Landlord”) and KINDRED HOSPITALS WEST, LLC, a Delaware limited liability company (“Tenant”).

Recitals

WHEREAS, Nationwide Health Properties, Inc., a Maryland corporation and predecessor in interest to Landlord (“NHPI”), and Tenant entered into that certain Lease dated as of November 15, 2001 (the “Lease”);

WHEREAS, on July 1, 2011, NHPI merged into a subsidiary of Ventas, Inc. and in connection with such merger Landlord became the landlord under the Lease;

WHEREAS, pursuant to that certain Lease Termination Notice dated as of [        ], 2012, Tenant exercised its right under Section 2.3.2 of the Lease to terminate the Lease as of [        ], 2012 (the “Termination Date”), such termination to be effective on the Termination Date; and

WHEREAS, pursuant to this Agreement, Landlord and Tenant desire to agree on certain additional matters related to such termination, all as more particularly hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid, the premises and mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Recitals. The foregoing Recitals are adopted herein as if repeated in full.

2.	Defined Terms. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

3.	Termination Rent.

a.

Landlord acknowledges and agrees that: (i) Landlord is currently holding the Security Deposit in the amount of $450,000 [SUCH AMOUNT SHALL BE REDUCED, IF BETWEEN THE DATE OF THE LETTER AGREEMENT AND THE TERMINATION DATE, THE APPLICABLE AMOUNT OF THE SECURITY DEPOSIT THAT IS HELD BY LANDLORD IS REDUCED IN ACCORDANCE WITH THE TERMS OF THE LEASE]; (ii) the amount of earned and unpaid interest on the Security Deposit is $[        ] (the “Interest”; the Interest, if any, together with the Security Deposit, the “Security Deposit Amount”); (iii) Landlord is holding the Tax Escrow in the amount of $[        ] and the amount of the Tax Escrow that applies to the period after the Termination Date (the “Post-Termination Period”) is $[        ] (the “Tax Escrow Amount”; the Tax Escrow Amount, together with the Security Deposit Amount, the “Credits”); and (iv) on or prior to the date hereof, Landlord has received $[        ][1] (the “Termination Payment”).

[1]	Note to draft: this amount to be $900,000 minus the Credits.

b.	Landlord and Tenant acknowledge and agree that the amount of the Termination Rent is equal to $900,000.

c.	Landlord acknowledges and agrees that: (i) the Credits are hereby applied to the Termination Rent due under the Lease; (ii) the Credits, together with the Termination Payment, constitute the full amount of Termination Rent due under the Lease; and (iii) Tenant has satisfied its obligations under the Lease for payment of the Termination Rent.

d.	Notwithstanding Section 3(c), if Landlord or Tenant reasonably determines based on written notices, bills or invoices from the applicable taxing authority that a discrepancy exists between the Tax Escrow Amount credited to the Termination Rent as set forth above and the amount of the Tax Escrow Amount that was actually owed to Landlord and/or that should have been payable by Tenant under the Lease, then either Landlord shall promptly make a reconciling payment to Tenant, or Tenant shall promptly make a reconciling payment to Landlord, as applicable, so that the amount of Termination Rent received by Landlord (after taking into account any reconciling payments required under this Section 3(d), the Credits and the Termination Payment) is equal to, and does not exceed, $900,000.

4.	Termination of Lease. Landlord and Tenant agree that the Lease shall be terminated as of the Termination Date. Tenant’s obligations under the Lease shall survive the termination of the Lease as provided in Section 39 of the Lease. Landlord acknowledges that, as of the Termination Date, Landlord is not aware of any default by Tenant under the Lease or any event that, but for the passage of time or the giving of notice, would result in a default under the Lease, other than [ ]. Landlord and Tenant agree that nothing contained in this Agreement shall affect or limit the obligations of their respective affiliates which are parties to that certain letter agreement dated May 23, 2012 by and among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

5.	Transfer of Patients. Landlord acknowledges and agrees that, notwithstanding any condition or restriction in the Lease on the transfer of patients (including without limitation Section 15 and Section 21 of the Lease), on or prior to the Termination Date Tenant has transferred patients that were receiving services at the Premises (“Patients”) to another location leased and operated by one or more affiliates of Tenant and, except as required by applicable law, Tenant shall not be required to maintain any licensure or certification of the facility located on the Premises beyond the date that the last of such Patients is so transferred or is discharged from such facility.

6.	Further Assurances. Landlord and Tenant agree to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be reasonably required to carry out the intent and purposes of this Agreement.

7.	Miscellaneous. In the event of any inconsistencies between the terms of this Agreement and Lease, the terms of this Agreement shall govern. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Any counterpart delivered by facsimile, .pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

[END OF PAGE – SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first above written.

Landlord:

NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company

By:
Name:
Title:

Tenant:

KINDRED HOSPITALS WEST, LLC, a Delaware limited liability company

By:
Name:
Title:

GUARANTOR CONSENT

The undersigned Guarantor hereby joins in, agrees to and consents to the foregoing Agreement; agrees to be bound thereby; and further agrees that its Guaranty of Lease dated November 15, 2001 relating to the Lease includes Tenant’s obligations under the foregoing Agreement and under the Lease, as amended or otherwise affected by the foregoing Agreement.

KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation

By:
Name:
Title: